Exhibit 10.2

Equity Transfer Agreement Amendment

The Amendment is made and entered into by and between:

Transferor: Chengdu Ya Guang Electronic Engineering Factory (hereafter referred to as “Party A”)

Domicile: 66 Donghong Road, Chenghua District, Chengdu City, Sichuan Province, People’s Republic of China

Legal Representative: He Fang

Title: Legal Representative, General Manager

Nationality: People’s Republic of China

and

Transferee: Diodes (Shanghai) Investment Company Limited (hereafter referred to as “Party B”)

Domicile: Room 202 No 3 building, No 518 XinZhuang Road, Xinqiao town, Songjiang district Shanghai, People’s Republic of China

Legal Representative: Shiao Kwang Edmund Tang

Title: Legal Representative

Nationality: United States of America

The Article 9 of the Equity Transfer Agreement (the “Agreement”) specifies the parties’ obligations on contract breach, which is the standard content of the Agreement and cannot be changed. Now upon negotiation, both parties agree to the following supplemental agreement:

The terms and conditions of the Agreement shall be completed within one (1) month upon the Agreement becomes effective without executing the terms and conditions of the Article 9 of the Agreement. If exceeds one (1) months, both parties shall negotiate to come to a resolution.

Chengdu Ya Guang Electronic	Diodes (Shanghai) Investment
Engineering Factory	Company Limited
(seal):	(seal):

[Corporate Seal]	[Corporate Seal]

Representative (signature):	Representative (signature):
/s/ [Authorized Signatory]	/s/ [Authorized Signatory]

Date:	Date:

At (place)	At (place)